EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SpaceDev, Inc.
San Diego, California

We consent to the inclusion in Form 10-KSB of SpaceDev, Inc. and Subsidiaries of our report dated March 28, 2007, relating to the consolidated financial statements of SpaceDev, Inc. and Subsidiaries for the years ended December 31, 2006 and 2005.

San Diego, California     /s/ PKF
April 2, 2007      Certified Public Accountants
                               A Professional Corporation